Exhibit 99.1

8419 Terminal Road, P.O. Box 1430, Newington, VA 22122-1430
703.550.7000     Fax 703.550.0883
www.sensytech.com

JOINT NEWS RELEASE

For Immediate Release

Argon Engineering Associates, Inc. and Sensytech, Inc. Completes Merger

NEWINGTON, VA, and FAIRFAX, VA, September 29, 2004 / Business Wire / — Sensytech, Inc. (NASDAQ: STST), and Argon Engineering Associates, Inc. announced that the merger between the two companies was completed today, following the approval yesterday by their respective stockholders. Additionally, the stockholders approved changing the name of the company from Sensytech, Inc. to ARGON ST, Inc. Under the merger, the shareholders of Argon Engineering Associates will receive two shares of Sensytech common stock for each share of Argon Engineering Associates stock. The merged company’s stock symbol will remain ‘STST’ and will trade under the new name ARGON ST effective September 30, 2004. The stock symbol for the first 20 calendar days from September 30, 2004, will be ‘STSTD.’ The ‘D’ is used by the Nasdaq National Market to designate that ARGON ST is a ‘new’ company in that it is the result of a merger. The company’s headquarters will be located in Fairfax, VA.

ARGON ST, Inc. designs, develops, and manufactures electronic intelligence systems (ELINT), communications systems that search, identify and capture signals of interest (COMINT), and airborne imaging systems serving domestic and worldwide Command, Control, Communications, Computers, Intelligence, Surveillance, and Reconnaissance (C4ISR) markets.

FOR MORE INFORMATION, CONTACT:
Betty Wells, Public Relations
(703) 550-7000 or betty.wells@sensytech.com
URL: www.sensytech.com